UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2013

ALION SCIENCE AND TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-89756	54-2061691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1750 Tysons Boulevard

Suite 1300

McLean, VA 22102

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (703) 918-4480

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 6, 2013, Alion Science and Technology Corporation (the “Registrant”) entered into an Employment Agreement (the “Agreement”) effective as of August 6, 2013, with Barry M. Broadus, Senior Vice President, Chief Financial Officer and Treasurer of the Registrant (“Broadus”), pursuant to which the Registrant and Broadus agreed upon the terms of Broadus’ continued employment with the Registrant. Pursuant to the terms of the Agreement, the Registrant has agreed to pay Broadus a base salary of not less than Three Hundred Ten Thousand Six Hundred Eighty Seven Dollars and Fourteen Cents ($310,687.14) per year, subject to adjustments in the discretion of the Registrant. If Broadus’ employment is terminated without Cause (as defined in the Agreement) other than within a two year period after a Change in Control (as defined in the Agreement) or during a Potential Change in Control Protection Period (as defined in the Agreement), Broadus, subject to satisfying certain conditions, would receive a severance payment in an amount equal to (i) his then annual base salary, plus (ii) his prior year’s paid bonus, plus (iii) unpaid salary and benefits through the date of termination, plus (iv) any unpaid bonus with respect to the prior fiscal year plus (v) reimbursement of certain expenses related to COBRA as described in the Agreement, plus (vi) all other rights and benefits in which he has vested prior to or as a result of his termination of employment pursuant to other plans and programs of the Company. If Broadus’ employment is terminated without Cause or if he terminates his employment for Good Reason (as defined in the Agreement) within a two year period after a Change in Control or during a Potential Change in Control Protection Period, Broadus, subject to satisfying certain conditions, would receive all of the foregoing benefits plus outplacement services in an amount not to exceed Twenty Five Thousand Dollars ($25,000.00). If Broadus’ employment is terminated for Cause, Broadus would receive his base salary through the effective date of his termination and any other rights and benefits that vested prior to termination.

A copy of the Agreement is attached to this current report on Form 8-K as Exhibit 10.41 and is incorporated by reference as though it were fully set forth herein. The foregoing summary description of the Agreement and the transactions contemplated thereby is not intended to be complete, and is qualified in its entirety by the complete text of the Agreement.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

No.	Description

10.41	Employment Agreement, effective as of August 6, 2013, between Alion Science and Technology Corporation and Barry M. Broadus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2013	ALION SCIENCE AND TECHNOLOGY CORPORATION

	By:	/s/ Thomas E. McCabe
Name: Thomas E. McCabe
Title: General Counsel

EXHIBIT INDEX

No.	Description

10.41	Employment Agreement, effective as of August 6, 2013, between Alion Science and Technology Corporation and Barry M. Broadus.